SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 7.01 Regulation FD Disclosure.

On April 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated April 20, 2006
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 20, 2006	By: __________________
Brian D. Young CFO

Exhibit 99.1

On April 20, 2006, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $537 million, today announced first quarter 2006 operating results and that the Board of Directors declared a dividend of $0.13 per share to shareholders of record on May 31, 2006, payable on June 15, 2006.

For the quarter ended March 31, 2006, the Corporation reported net income of $1,181,000, or $0.33 basic earnings per share. This compares to first quarter 2005 net earnings of $1,083,000, or $0.29 basic earnings per share.  Compared with the same period in 2005, first quarter 2006 net income increased $98,000 or 9.1%.  The $98,000 increase was primarily the result of an $89,000 increase in the Corporation’s non-interest income and decreases of $50,000 in the provision for loan losses and $51,000 in the provision for income taxes, offset by a decrease of $58,000 in net interest income and an increase of $34,000 in non-interest expenses.

Net interest income was $4,387,000 for the first quarter of 2006, compared to $4,445,000 for the same period of 2005.  For the three months ended March 31, 2006, the net interest margin (on a taxable equivalent basis) was 3.70% compared with 3.57% for the same period of 2005.  Management believes that this increase was primarily the result of its interest rate pricing strategies. Despite the increase in net interest margin, the Corporation’s net interest income decreased as a result of a decrease in earning assets for the three month period ended March 31, 2006 compared to the same period in 2005.

A $100,000 provision for loan losses was made for the first quarter of 2006, compared to a $150,000 provision for the same period in 2005.  Other non-interest income increased $161,000 (30.3%) to $693,000 largely due to an increase in bank owned life insurance of $109,000 for the quarter ended March 31, 2006, compared to $14,000 in 2005 ($95,000 increase) and a $65,000 gain on sale of an OREO property.

For the quarter ended March 31, 2006, non-interest expenses totaled $3,555,000, compared to $3,521,000 for the comparable period of 2005, a $34,000 increase (1.0%).  Management believes that the $34,000 increase is acceptable considering the increases in costs of conducting business.  In addition, the first quarter operating results included a $7,000 adjustment to the provision for stock options based on the Corporation’s closing stock price as of March 31, 2006.  The Corporation’s efficiency ratio for the first quarter of 2006 was 66.17%, compared to 66.12% for the same period of 2005.  The provision for income taxes for the quarter ended March 31, 2006 was $303,000, or 20.4% of income before income taxes, compared to $354,000, or 24.6%, for the comparable 2005 period.  The decrease in the effective tax rate was due to tax-exempt interest income comprising a larger portion of pre-tax income for the 2006 period, as well as other tax planning initiatives which reduced the Corporation’s tax liability.

Return on average assets was 0.88% for the first quarter of 2006, compared to 0.78% for the comparable quarter of 2005.   The increase in return on average assets was due to a combination of an increase in net income and a reduction in the asset base.  Return on average equity for the first quarter of 2006 was 10.81% compared to 9.88% for the same period of 2005.  This increase was a combination of increased net income coupled with a decrease in the Corporation’s average equity as the result of an increase in the unrealized  losses for the investment securities portfolio as of March 31, 2006 and the Corporation’s repurchasing of 24,350 common shares during the first quarter of 2006, through a publicly announced repurchase program.

Loans at March 31, 2006, net of the allowance for loan losses, increased $4.2 million (1.4%) from December 31, 2005.  Securities available-for-sale decreased $1.6 million (0.9%) during this three-month period.  Deposits during this same period decreased $57,000.  Other borrowings increased $2.6 million (2.2%) during the three-month period.

Shareholders’ equity decreased from $43.8 million at December 31, 2005 to $43.6 million at March 31, 2006.  This decrease was primarily the result of a $545,000, net of tax, increase in unrealized losses on securities, the repurchase of 24,350 common shares ($381,000) and the payment of dividends ($469,000), offset by net income ($1.2 million) and the sale of 4,086 treasury shares ($55,000) under the Corporation’s Employee Stock Purchase Plan.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2005 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

March 31, 2006

Dear Shareholders, Customers and Employees,

The management of United is pleased to report that the Company’s net income for the first quarter of 2006 was $1,181,000 ($0.33 per share) compared to $1,083,000 ($0.29 per share) for the same period of 2005, a 9.1% increase.  Return on average equity for the first quarter of 2006 was 10.81% compared to 9.88% for the same period in 2005.  Return on average assets for the first quarter of 2006 also improved to 0.88% from 0.78% in the first quarter of 2005.

Through the efforts of the Company’s dedicated team members, we have been able to increase non-interest income, grow a quality loan portfolio, improve net interest margin and control non-interest expenses in comparison to the same quarter in 2005.

Although management is pleased with the first quarter results, we realize that the financial industry as a whole is currently facing challenges.  These challenges include a flattened yield curve, which negatively affects a bank’s ability to improve or even maintain current net interest margins.  We will continue to closely monitor and take actions to mitigate these industry challenges.  Regardless of the operating environment, you can be assured that we will continue to focus on returning value to you the shareholder and our customers.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   Three Months

    Three Months

       ended

       ended

                                                                                             March 31, 2006

March 31, 2005

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$7,717

$7,277

Interest expense

3,330

2,832

    Net interest income

4,387

4,445

Provision for loan losses

100

150

    Net interest income after provision for loan losses

4,287

4,295

Non-interest income

752

663

Non-interest expenses

3,555

3,521

    Income before income taxes

1,484

1,437

Provision for income taxes

303

354

Net income

$1,181

$1,083

=======

=======

Average common shares outstanding

3,613,504

3,705,980

PER COMMON SHARE

Net income

$0.33

$0.29

Cash dividends

$0.13

$0.12

Book value

$12.12

$11.73

Closing price

$16.38

$15.31

FINANCIAL RATIOS

Return on average assets

0.88%

0.78%

Return on average equity

10.81%

9.88%

Net interest margin

3.70%

3.57%

Efficiency ratio

66.17%

66.12%

Loans to deposits

88.03%

84.41%

Allowance for loan losses to loans

0.79%

0.91%

Cash dividends to net income

39.71%

41.09%

PERIOD END BALANCES

        As of

            As of

March 31, 2006

Dec. 31, 2005

Assets

$536,617

$536,209

Loans

$313,697

$309,565

Deposits

$356,864

$356,921

Shareholders’ equity

$43,633

$43,793

Common shares outstanding

3,601,185

3,621,449

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

P. Douglas Harter

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

P. Douglas Harter

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

James A.O’Neill, M.D.

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office

Locations

Bowling Green

1204 W. Wooster St.

419-353-6088

Columbus Grove

100 S. High St.

419-659-2141

Delphos

114 E. 3rd St.

419-692-2010

Gibsonburg

230 W. Madison St.

419-637-2124

Kalida

110 E. North St.

419-532-3366

Leipsic

318 S. Belmore St.

419-943-2171

Lima—Downtown

215 W. Market St.

419-228-2114

Lima—East

1410 Bellefontaine Ave.

419-229-6500

Lima—West

3211 Elida Rd.

419-331-3211

Ottawa

245 W. Main St.

419-523-2265

Pemberville

132 E. Front St.

419-287-3211